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                                                        EXHIBIT 5
                                CROWELL & MORING
                         1001 Pennsylvania Avenue, N.W.
                          Washington, D.C.  20004-2595
                                 (202) 624-2500
                            Facsimile (202) 628-5116




                                   May 2, 1994



COMSAT Corporation
6560 Rock Spring Drive
Bethesda, Maryland  20817

                     Re:  REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

     We have acted as counsel to COMSAT Corporation, a District of Columbia corporation (the "Company"), in connection with the merger (the "Merger") of Radiation Systems, Inc., a Nevada corporation ("RSi"), with and into CTS America, Inc., a Delaware corporation that is a wholly owned subsidiary of the Company ("CTS America"), pursuant to an Agreement and Plan of Merger, dated as of January 30, 1994, by the among the Company, CTS America and RSi (the "Merger Agreement"), and the Company's Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Act"), relating to the issuance of up to 6,409,210 shares of the Company's Common Stock, without par value (the "COMSAT Shares"), pursuant to the Merger Agreement on the Effective Date (such Registration Statement, including all exhibits thereto, in the form declared effective by the Commission, the "Registration Statement"). Capitalized terms not otherwise defined herein are defined as set forth in the Merger Agreement.

     In connection with this opinion, we have examined the following records, documents, instruments and certificates:

          (i) the Articles of Incorporation of the Company, as currently in effect;

          (ii)      the Merger Agreement; and

          (iii) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

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COMSAT Corporation
May 2, 1994
Page 2

     Based upon and subject to the foregoing, and further subject to the assumptions and qualifications set forth below, it is our opinion that when (i) the Registration Statement has become effective under the Act and (ii) the COMSAT Shares have been issued in accordance with the terms of the Merger Agreement, as it may be amended from time to time, the COMSAT Shares will be validly issued, fully paid and non-assessable.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representations of the Company and others.

     We are members of the Bar of the District of Columbia and we express no opinion with respect to the laws of any other jurisdiction other than the District of Columbia, the United States of America and the corporate laws of the State of Delaware.

     We are furnishing this opinion to you solely in connection with the Registration Statement. This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission. This opinion is based and relies on the current status of the law, and is subject in all respects to, and may be limited by, further rules, regulations and legislation, as well as developing case law. We do not undertake to notify any person of changes in facts or law occurring or coming to our attention after the delivery of this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus that forms part of the Registration Statement.

                              Very truly yours,

                              /s/ Crowell & Moring

                              CROWELL & MORING